UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 15, 2019

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
Asset-Backed Securitization Facility

On November 15, 2019, OnDeck Asset Securitization Trust II LLC (“ODAST II”), a wholly-owned subsidiary of the Company, issued $125 million initial principal amount of Fixed-Rate Asset Backed Notes (the “Series 2019-1 Notes”) in a securitization transaction (the “Series 2019-1 Transaction” and such series, the “2019-1 Series”). The Series 2019-1 Notes are the third series of notes ever issued by ODAST II and, together with the existing Series 2018-1 Notes, are the second outstanding series of notes issued by ODAST II. On November 15, 2019, the proceeds of the Series 2019-1 Transaction were used to purchase small business loans from the Company that will be pledged as collateral for the Series 2019-1 Notes. The Company used substantially all the proceeds from ODAST II to purchase such small business loans from certain of its subsidiaries, including PORT (defined below).  PORT has applied such proceeds to repay previously drawn revolving balances under the PORT Facility described below.  Amounts repaid under that facility may be re-borrowed in accordance with its terms.

The Series 2019-1 Notes were issued in five classes, Class A, Class B, Class C, Class D and Class E, were rated by DBRS, Inc. on the issue date and were priced with a weighted average fixed interest coupon of 3.04% per annum. The Series 2019-1 Notes were issued pursuant to the Base Indenture previously entered into by ODAST II on May 17, 2016, amended on April 17, 2018 and further amended on November 15, 2019 (as amended, the “Base Indenture”), as supplemented by the Series 2019-1 Indenture Supplement, dated as of November 15, 2019 (the “Series 2019-1 Indenture Supplement” and together with the Base Indenture, the “Indenture”), by and between ODAST II and Deutsche Bank Trust Company Americas, as Indenture Trustee. The Series 2019-1 Notes and the existing Series 2018-1 Notes are, and future series of notes, if any, issued under the Base Indenture will be, secured by and payable from such series pro rata allocation of collections received on a revolving pool of small business loans transferred from time to time from the Company to ODAST II. At the time of issuance of the Series 2019-1 Notes, the portfolio of loans held by ODAST II and pledged to secure the Series 2019-1 Notes and the Series 2018-1 Notes was approximately $370 million.

The following table summarizes certain aspects of the Series 2019-1 Transaction:

	Class A	Class B	Class C	Class D	Class E
Initial Principal Amount	$86,300,000	$8,200,000	$9,300,000	$13,300,000	$7,900,000
Fixed Interest Rate	2.65%	3.14%	3.33%	4.02%	5.15%
Revolving Period (1)	Ends October 2021	Ends October 2021	Ends October 2021	Ends October 2021	Ends October 2021
Optional Prepayment	Beginning May 2021	Beginning May 2021	Beginning May 2021	Beginning May 2021	Beginning May 2021
Final Maturity	November 2024	November 2024	November 2024	November 2024	November 2024
____________________
(1) The period during which a certain portion of collections received on the portfolio of loans held by ODAST II may be used to continue to purchase loans from the Company.

The Company’s ability to utilize the asset-backed securitization facility is subject to compliance with various requirements set forth in the documents governing the Series 2019-1 Transaction. Such requirements include:

Eligibility Criteria. In order for the Company’s loans to be eligible for purchase by ODAST II, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain minimum OnDeck Score ® at the time of underwriting, that such loan was originated in accordance with the Company’s underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan.

Concentration Limits. The ODAST II collateral pool is subject to certain concentration limits that, if exceeded, could require ODAST II to add or maintain additional collateral to maintain required collateral levels. Concentration limits in respect of the Series 2019-1 Transaction include, among others, geography, industry, minimum OnDeck Score ®, time in business, original term, outstanding principal balance and percentage of collateral comprised of advances made under lines of credit.

The Company’s ability to utilize the asset-backed securitization facility is also subject to compliance with various covenants and other specified requirements set forth in the documents governing the Series 2019-1 Transaction. The failure to comply with such covenants and requirements may result in the accelerated repayment of amounts owed with respect to the Series 2019-1 Notes, often referred to as an amortization event, events of default under the Base Indenture and/or the termination of the facility. Such requirements include:

Financial Covenants.  Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the pool not exceed certain delinquency rates and that the weighted average loan yield and the weighted average excess spread on the collateral pool not be less than stated minimum levels. Excess spread is generally the amount by which the collections received by ODAST II and allocated to the 2019-1 Series on a pro rata basis during a collection period (primarily interest and recoveries) exceed the fees and expenses allocated to the 2019-1 Series during such collection period (including interest expense, servicing fees and charge-offs).

Other Requirements. Other requirements may include or relate to, among others, certain insolvency-related events, events constituting a servicer default, failure to make required payments or deposits, and events related to breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on ODAST II’s ability to pay dividends, redeem its membership interests, or the ability of ODAST II to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an amortization event with respect to the Series 2019-1 Notes, the collections on the collateral allocated to the 2019-1 Series are also applied to repay principal on the Series 2019-1 Notes. Following an event of default under the Base Indenture, the collections on collateral are also applied to repay principal on the Series 2019-1 Notes and other outstanding notes, if any, issued by ODAST II.

The Company is acting as servicer with respect to the small business loans held by ODAST II. If the Company defaults in its servicing obligations or fails to meet certain financial or other covenants, an amortization event could occur and/or the Company could be replaced by a designated backup servicer or another replacement servicer.

The loans and other assets transferred by the Company to ODAST II are owned by ODAST II, are pledged to secure the payment of the notes issued by ODAST II, are assets of ODAST II and are not available to satisfy any of the Company’s obligations. Investors in the Series 2019-1 Transaction do not have direct recourse to the Company and the transaction is structured to be bankruptcy remote.

The Series 2019-1 Notes were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Series 2019-1 Notes were offered only to qualified institutional buyers under Rule 144A and, other than with respect to the Class E Notes, to persons outside the United States pursuant to Regulation S under the Securities Act. Credit ratings are opinions of the relevant rating agency. They are not facts and are not opinions of the Company. They are not recommendations to purchase, sell or hold any securities and can be changed or withdrawn at any time.

The foregoing description of the Series 2019-1 Transaction does not purport to be complete and is qualified in its entirety by reference to the Indenture, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

PORT Facility Amendment

On November 15, 2019, Prime OnDeck Receivable Trust II, LLC (“PORT”), a wholly-owned subsidiary of the Company amended (the “PORT Amendment”) its asset-backed revolving debt facility (the “PORT Facility”) to modify the Amended and Restated Credit Agreement, dated as of March 12, 2019, by and among PORT, as Borrower, the Lenders party thereto from time to time, Credit Suisse, AG, New York Branch, as Administrative Agent for the Class A Lenders, and Wells Fargo Bank, N.A., as Paying Agent and as Collateral Agent. The PORT Amendment reduced the revolving commitment of the PORT Facility from $180.0 million to $75.0 million. The PORT Amendment did not alter or modify the Company's option to prepay without premium, penalty or additional fee.

The foregoing description of the PORT Amendment does not purport to be complete and is qualified in its entirety by reference to the PORT Amendment, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2019	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer